UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2014

CORD BLOOD AMERICA, INC.
 (Exact name of registrant as specified in its charter)

Florida	000-50746	90-0613888
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1857 Helm Drive, Las Vegas, NV 89119
 (Address of Principal Executive Office) (Zip Code)

(702) 914-7250
 (Registrant’s telephone number, including area code)
_______________________________

Copies to:
Joseph R. Vicente
1857 Helm Drive, Las Vegas, NV 89119
Phone: (702) 914-7250
Fax: (702) 914-7251

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into a Material Definitive Agreement.

In a transaction that closed on December 17, 2014 and in settlement of the previously disclosed litigation matter between Cord Blood America, Inc., a Florida corporation (the "Company"), on the one hand, and St. George Investments LLC, an Illinois limited liability company (“St. George”) and Tonaquint, Inc., a Utah corporation (“Tonaquint”), on the other, Case Number 2:13-CV-00806-PMW filed in the United States District Court for the District of Utah, Center Division, the Company, St. George and Tonaquint entered into a Settlement and Exchange Agreement (the "Settlement Agreement"). Pursuant to the Settlement Agreement, the Secured Convertible Promissory Note and the Warrant to Purchase Shares of Common Stock issued by the Company to St. George on or around March 10, 2011, as well as the Note and Warrant Purchase Agreement pursuant to which the St. George Note and St. George Warrant were issued, and all other documents that made up the March 2011 transaction between the Company and St. George, all of which have been set forth in detail in prior filings by the Company, were terminated, cancelled or otherwise extinguished.  Further pursuant to the Settlement Agreement, the Secured Convertible Promissory Note issued by the Company to Tonaquint on or around June 27, 2012 was exchanged for a Secured Convertible Promissory Note of the Company in the principal amount of $2,500,000.00 (the "Company Note"), and certain of the other documents that were part of the June 27, 2012 transaction between the Company and Tonaquint (the “June 2012 Tonaquint Transaction”) were terminated, cancelled or otherwise extinguished, and certain of them were amended, as set forth below.  The June 2012 Tonaquint Transaction is described in prior filings by the Company.

Under the Company Note, the Company shall make monthly payments to Tonaquint, with the first payment due on or before April 17, 2015, and with payments continuing thereafter until the Company's Note is paid in full, with a maturity date that is 33 calendar months after April 17, 2015. The amount of the monthly payments is $100,000.00 (the “Installment Amount”); provided, however, that if the remaining amount owing under the Company Note as of the applicable Installment Date (defined in the Company Note) is less than $100,000.00, then the Installment Amount for such Installment Date shall be equal to the outstanding amount. The Company may prepay any or all of the outstanding amount of the Company Note at any time, without penalty. In the event the Company prepays an amount that is less than the outstanding amount, then the prepayment amount shall be applied to the next Installment Amount(s) due under the Company Note.

For each monthly payment, the Company may elect to designate all or any portion of the Installment Amount then due as a conversion eligible amount (hereafter “Conversion Eligible Amount”); provided that the total outstanding Conversion Eligible Amount that has not been converted by Tonaquint, as set forth below, at any given time may not exceed one hundred thousand dollars ($100,000) without Tonaquint’s prior written consent and subject to additional restrictions set forth in the Company Note. In the event the Company designates any portion of any monthly payment amount as a Conversion Eligible Amount, the applicable monthly payment shall be reduced by an amount equal to the portion thereof designated as a Conversion Eligible Amount. The Conversion Eligible Amount shall continue to be included in and be deemed to be a part of the Outstanding Balance (defined in the Company Note) of the Company Note unless and until such amount is either paid in cash by the Company or converted into Common Stock by Tonaquint. The Company may pay the Conversion Eligible Amount in cash, provided that no prepayments of cash shall reduce the Conversion Eligible Amount until the Outstanding Balance is equal to or less than the Conversion Eligible Amount.

Once the Company has designated amounts as Conversion Eligible Amount, Tonaquint may convert all or any portion of that amount into shares of the Company's Common Stock. In the event of a conversion by Tonaquint of a Conversion Eligible Amount, the number of Common Stock shares delivered to Tonaquint upon conversion will be calculated by dividing the amount of the Company Note that is being converted by 70% of the average of the three (3) lowest Closing Bid Prices of the Common Stock (as defined in the Company Note) in the twenty (20) Trading Days immediately preceding the applicable Conversion.

The Company Note has an interest rate of 7.5%, which would increase to a rate of 15.0% on the happening of certain Events of Default (defined in the Company Note) that are not considered a Payment Default (defined in the Company Note), provided that the Company may cure the default in accordance with and subject to the terms set forth in the Company Note. Where a Payment Default occurs, including where (i) Borrower shall fail to pay any principal, interest, fees, charges, or any other amount when due and payable under that Company Note; or (ii) Borrower shall fail to deliver any Conversion Shares in accordance with the terms of the Company Note, late fees shall accrue as set forth in the Company Note, and in addition, the Company shall have ninety (90) days from delivery of notice of default from Tonaquint to cure the default, as set forth in more detail in the Company Note. If the Company fails to cure the Payment Default, Tonaquint may accelerate the Company Note by written notice to the Company, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount (defined in the Company Note) equal to (i) the Outstanding Balance as of the date of acceleration (which Outstanding Balance, for the avoidance of doubt, will include all Late Fees that accrue until any applicable Payment Default is cured) multiplied by (ii) two hundred fifty percent (250%), along with other remedies, as set forth in the Company Note.

The Company Note, as well as a First Amendment to Security Agreement, which amended the Security Agreement entered as part of the June 2012 Tonaquint Transaction and Consent to Entry of Judgment by Confession, along with a First Amendment to Guaranty executed by all wholly owned subsidiaries of the Company, which amended the Amendment to Guaranty that was entered as part of June 2012 Tonaquint Transaction were each delivered along with the Settlement Agreement (collectively the "Transaction Documents"). The Transaction Documents contain representations and warranties of the Company and Tonaquint that are customary for transactions of this kind.

The foregoing is only a summary of the terms of the transaction between the Company and St. George and Tonaquint. You are urged to read each of the Transaction Documents, which are attached as Exhibits to this Current Report and incorporated by reference herein.

ITEM 5.02                    Compensatory Arrangements of Certain Officers.

On December 18, 2014, the Company entered into an Executive Employment Agreement with Joseph R. Vicente, the Company’s President and Chairman of the Board, which is effective as of January 1, 2015 and shall terminate as of December 31, 2017, unless earlier terminated by the Company or Mr. Vicente in accordance with the Employment Agreement.

Mr. Vicente’s Executive Employment Agreement provides for a base salary equal to $135,000, as well as an annual bonus, payable at the discretion of the Board of Directors, equal to 30% of  Mr. Vicente’s base salary for that calendar year, provided that Mr. Vicente has the option to receive any portion of his salary and bonus in stock of the Company, in lieu of cash, at a value determined by the Board of Directors in their reasonable discretion and otherwise in accordance with the Employment Agreement.

The Employment Agreement provides for change of control termination payments, whereby if Mr. Vicente is terminated, his compensation reduced, or the employer terminates his employment within one year after a change in control, then Mr. Vicente is entitled to a termination benefit in an amount no less than the total of the highest annual salary and bonus amount set forth in the Employment Agreement multiplied by two (2).  The Employment Agreement also provides for termination payments in the absence of a change of control in the event the Company terminates Mr. Vicente without cause, which said payments shall be in an amount equal to all compensation paid by the Company to Mr. Vicente for the 24 months preceding the termination, including salary, bonus, equity, stock options and other compensation, to be paid in equal, monthly installments over the 24-month period following termination. (see the Executive Employment Agreement attached as an Exhibit hereto for more information).

Item 8.01                      Other Events.

On December 22, 2014, the Company, Tonaquint and St. George filed a Stipulated Motion to Dismiss with Prejudice the lawsuit between and among those same parties in the United States District Court for the District of Utah, Central Division, case number 2:13-cv-00806-PMW (the “Action”), and on that same day, the Court entered an Order of Dismissal, dismissing the Action in its entirety. The Action which is also referenced herein above has been described in detail in previous filings by the Company.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

The following Exhibits are furnished herewith:

Exhibit No.	Description

10.1	Settlement and Exchange Agreement
10.2	Secured Convertible Promissory Note
10.3	First Amendment to Security Agreement
10.4	First Amendment to Guaranty
10.5	Consent to Entry of Judgment by Confession
10.6	Executive Employment Agreement with Joseph R. Vicente

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORD BLOOD AMERICA, INC.
(Registrant)

Date: December 23, 2014	By:	/s/ Joseph R. Vicente
Chairman and President